UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
October 31, 2008

Date of Report (Date of earliest event reported)
STARBUCKS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20322	91-1325671

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2401 Utah Avenue South
Seattle, Washington 98134

(Address of principal executive offices including zip code)
(206) 447-1575

(Registrant’s telephone number, including area code)
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Amendment to Credit Agreement
     On October 31, 2008, Starbucks Corporation (the “Company”) entered into an amendment (the “Amendment”) to its existing Credit Agreement dated August 12, 2005 (as previously amended, the “Credit Agreement”) with the lenders parties thereto (the “Lenders”) and Bank of America, N.A., in its capacity as Administrative Agent for the Lenders, Swing Line Lender and L/C Issuer. The Amendment amends (i) the definition of “Operating Lease and Rental Expense” set forth in the Credit Agreement to exclude from the calculation thereof lease termination expenses and lease exit costs of up to $130,000,000 incurred during the period beginning on June 30, 2008 and ending on September 27, 2009 and (ii) the pricing grid contained in the definition of “Applicable Rate” set forth in the Credit Agreement to increase the interest rate margin applicable to loans under the Credit Agreement accruing interest on the basis of the Eurocurrency Rate to between 0.21% and 0.67% in excess of the Eurocurrency Rate, depending on the Company’s Consolidated Fixed Charge Coverage Ratio and senior unsecured long-term debt rating (to the extent the Company has been issued such a rating).
     On July 1, 2008, the Company announced its decision to close approximately 600 company-operated stores in the U.S. following a thorough evaluation of its U.S. company-operated store portfolio. The closure of these stores is expected to result in charges related to termination expenses and lease exit costs over the next few quarters totaling approximately $120-140 million; however, these store closings, along with reduced capital expenditures from fewer store openings during fiscal 2009 are expected to better position the Company to generate higher free cash flow going forward. The effect of the Amendment on the definition of “Operating Lease and Rental Expense” is to preclude these unusual charges from negatively affecting the Company’s Consolidated Fixed Charge Coverage Ratio set forth in the Credit Agreement.
     A copy of the Amendment is attached to this report as Exhibit 10.1 and is incorporated herein by reference as though it were fully set forth herein. The description above is a summary of the Amendment and is qualified in its entirety by the complete text of the Amendment itself.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Please see the discussion set forth in Item 1.01, “Entry into a Material Definitive Agreement,” of this Form 8-K under the caption Amendment to Credit Agreement, which discussion is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 10.1	Amendment No. 4 to Credit Agreement dated October 31, 2008 among Starbucks Corporation, Bank of America, N.A., as Administrative Agent and the Lenders party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION
By:	/s/ Richard Lautch
Richard Lautch
Vice President & Treasurer
Dated: October 31, 2008

Exhibit Index

Exhibit No.	Description

Exhibit 10.1	Amendment No. 4 to Credit Agreement dated October 31, 2008, among Starbucks Corporation, Bank of America, N.A., as Administrative Agent and the Lenders party thereto.